Exhibit 99.1

   BLUE COAT ANNOUNCES PRELIMINARY RESULTS FOR FISCAL FOURTH QUARTER 2005,
                         EXCEEDING PREVIOUS GUIDANCE

                Company to Host Conference Call at 2 p.m. PDT

     SUNNYVALE, Calif., May 5 /PRNewswire-FirstCall/ -- Blue Coat(R) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced preliminary results for its fiscal fourth quarter ended April 30, 2005.

     Based on preliminary financial data, the company expects total revenue to be between $27.8 million and $28.3 million and GAAP earnings per diluted share to be between $0.19 and $0.21. GAAP earnings per diluted share reflects a benefit of approximately $0.1 million from the reversal of restructuring reserves and a benefit of approximately $0.8 million from the reversal of stock compensation expense previously recorded in the third quarter of fiscal 2005. Non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, stock option expense, the benefit from the reversal of restructuring reserves and the benefit from the reversal of stock compensation expense, are expected to be between $0.15 and $0.17. On February 24, 2005 the company provided guidance for its fourth fiscal quarter of 6-8% sequential growth on the revenue of $24.7 million, or revenue of $26.2 million to $26.7 million, GAAP earnings per diluted share of $0.07-$0.09, and non-GAAP earnings per diluted share (excluding intangible asset amortization and stock compensation adjustments) of $0.09-$0.11. Fourth quarter results are preliminary and thus are subject to the company's management and independent registered accounting firm completing their year end audit procedures.

     "Our strong performance in the fourth quarter reflects the benefits of our investments in sales and marketing, which we began making several quarters ago," said Brian NeSmith, president and CEO of Blue Coat. "We believe that these investments, in addition to our anti-virus and recently announced spyware offering, will allow us to further extend our leadership in the proxy appliance market."

     The non-GAAP earnings per share amounts described above, which exclude intangible asset amortization, stock compensation, the benefit from the reversal of restructuring reserves and the benefit from the reversal of stock compensation expense previously recorded in the third quarter of fiscal 2005, are not in accordance with generally accepted accounting principles used in the United States (GAAP). Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report results of its business. Blue Coat believes that these measures best allow its management, board of directors and investors to understand its activities and business results. The company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of its financial results, as well as comparability to other companies in its industry, most of whom present similar non-GAAP financial measures to investors.

     A reconciliation of our net income excluding certain charges and benefits to our net income under accounting principles generally accepted in the United States of America is presented below:

                                                   Low End          High End
                                                Fiscal Q4 '05    Fiscal Q4 '05
                                                -------------    -------------

Earnings per share:

Earnings per share excluding certain
 charges and benefits (Non-GAAP)                $        0.15    $        0.17

Certain charges and benefits:

Amortization of intangible assets                       (0.02)           (0.02)
Reversal of restructuring reserve                          --               --
Reversal of stock compensation
 expense previously recorded                             0.06             0.06

Earnings per share - GAAP                       $        0.19    $        0.21
Diluted shares outstanding (millions)                    13.5             13.5

     Business Update Conference Call
     The company will be hosting a conference call today, Thursday, May 5, 2005, at 2:00 p.m. Pacific Daylight Time to discuss the fourth quarter preliminary results as well as provide an update on investor relations communications, SEC investigations and other recent business developments. To participate in the conference call, please dial 800-762-4717 (toll-free) and 480-629-9025 (toll call), pass code: 781486. A replay of the call will be available starting May 5, 2005 at 5:30 p.m. Pacific Time (8:30 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 (toll call) with the pass code:
781486. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

     Fiscal Fourth Quarter and Year End Conference Call
     Blue Coat will host a conference call and webcast on Thursday, June 2, 2005 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results of its fiscal fourth quarter and fiscal year ended April 30, 2005. Participants should call 888-428-4479 (toll-free) or 612-332-0107 (toll call), pass code: 758619. A replay of the call will be available starting June 2, 2005 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time), and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844 with the pass code: 758619. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

     About Blue Coat Systems
     Blue Coat helps organizations make the Web safe and productive for business. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing -- while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

     FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future, and including statements regarding the anticipated results for the quarter ended April 30, 2005 and market acceptance of new product offerings. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Specifically, the Company's financial results for the fourth quarter and fiscal year are preliminary and are subject to review and adjustment by management and the Company's independent auditors in connection with normal quarter closing procedures and the Company's year-end audit. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended January 31, 2005, and other reports filed from time to time with the Securities and Exchange Commission.

     NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems, Inc.
    -0-                             05/05/2005
    /CONTACT:  media, Tony Thompson of Blue Coat Systems, Inc.,
+1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat/
    /Web site:  http://www.bluecoat.com /

_